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                            CERTIFICATE OF AMENDMENT
                                     TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                             AVAX TECHNOLOGIES, INC.

                         Pursuant to Section 242 of the
                         General Corporation Law of the
                                State of Delaware

                AVAX Technologies, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify as follows:

                1. The name of the Corporation is AVAX Technologies, Inc.

                2. The Certificate of Incorporation of the Corporation, as heretofore amended, is hereby amended as follows:

                3. Article 4(A)(1) is hereby amended as follows:

                "FOURTH: (A)(1) The aggregate number of shares which the Corporation shall have authority to issue is Thirty Five Million (35,000,000), of which Five Million (5,000,000) shares, having a par value of $.01 per share, shall be designated `Preferred Stock' and Thirty Million (30,000,000) shares, having a par value of $.004 per share, shall be designated `Common Stock.'"

                4. The foregoing amendment was duly adopted in accordance with
Section 242 of the General Corporation Law of the State of Delaware.

                5. This Certificate of Amendment and the amendment provided for herein shall become effective at, and not until, 5:00 p.m. (New York time) on June 3, 1998.

                IN WITNESS WHEREOF, AVAX Technologies, Inc. has caused this Certificate of Amendment to be signed this 3rd day of June, 1998.


                                         AVAX TECHNOLOGIES, INC.


                                         By: /s/ Jeffrey M. Jonas, M.D.
                                             --------------------------
                                             Name: Jeffrey M. Jonas, M.D.
                                             Title: President and Chief
                                                    Executive Officer